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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PARK CITY GROUP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             NEVADA                                         37-1454128
----------------------------------              --------------------------------
 (State or other jurisdiction of                (I.R.S. Employer Identification)
incorporation or organization no.)

                        Wellman and Silverman Agreements
                        --------------------------------
                            (Full title of the plan)

                            Edward L. Clissold, Esq.
                      333 Main Street # 300; P.O. Box 5000
                               Park City, UT 84060
                     ---------------------------------------
                     (Name and Address of agent for service)


                                 (435) 645-2221
           -----------------------------------------------------------
          (Telephone number, including area code of agent for service)

                                                      CALCULATION OF REGISTRATION FEE
---------------------------- -------------------------- -------------------------- ------------------------- -----------------------
                                                                                                              Amount of Registration
 Title of Securities to be         Amount to be              Proposed maximum           Proposed Maximum                Fees
        Registered                  Registered          Offering price Per Share   Aggregate offering price       * .00008090
---------------------------- -------------------------- -------------------------- ------------------------- -----------------------
          Common                      64,107                      $.07                    $ 4,487.49
          Common                     242,937                      $.07                    $17,005.59
          Common                      42,857                      $.07                    $ 2,999.99
                                     -------                                              ----------
                                     349,901 shares                                       $24,493.07                   $1.98
                                     ==============                                       ==========                   =====
---------------------------- -------------------------- -------------------------- ------------------------- -----------------------

                                     Part I

Item 1:  N/A      Plan Information:  N/A  Employment Agreement See Exhibit 8.1
Item 2:  N/A      Registrant Information and Employee Plan Annual Information

                                     Part II

Item 3:  Incorporation of Documents by Reference

         a) Annual Report 10-KSB for year ending 6/30/02

         b) Quarterly Report 10-QSB for First Quarter Ended 9/30/02

         c) Quarterly Report 10-QSB for Second Quarter Ended 12/31/02

Item 4:  Description of Securities

         a) Park City Group, Inc. Common Stock - $0.01 par value

Item 5:  N/A      Interests of Named Experts and Counsel

Item 6:  Indemnification of Directors and Officers

         A director or officer of the Corporations shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for: (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of dividends in violation of NRS 78.300.

         Also the Corporation shall, to the fullest extent permitted by the provisions of ss.78.7502 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all officers and directors from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Bylaw agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 7:  N/A      Exemption from Registration Claimed
Item 8:  Exhibits

         Exhibit 8.1 Employment Agreement with Peter Wellman and Park City Group dated September 16, 2002.

         Exhibit 8.2 Letter from Peter Wellman's Counsel

         Exhibit 8.3 Calculations of S-8 Stock as of March 31, 2003 and of
                     March 3, 2003

         Exhibit 8.4 Calculations of S-8 Stock for Stuart Silverman 12/6/02 and
                     agreement.

Item 9:  N/A  Undertakings

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Park City State of Utah, on May 6, 2003. Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the date indicated have signed this registration statement.

Registrant:  PARK CITY GROUP, INC.          Registrant:  PARK CITY GROUP, INC.


BY: /s/ Randall K. Fields                   BY: /s/ Edward C. Dmytryk
   ----------------------------------          -------------------------------
         (Signature)                                      (Signature)
Name & Title: Randall K. Fields             Name & Title: Edward C. Dmytryk
CEO, President and Director                 Secretary, CFO and Director



BY: /s/  Bernard F. Brennan                 BY: /s/ Thomas W. Wilson, Jr.
   ----------------------------------          -------------------------------
         (Signature)                                      (Signature)
Name & Title: Bernard F. Brennan; Director  Name & Title: Thomas W. Wilson, Jr.;
Date:                                       Director
                                            Date:



BY: /s/ William R. Jones                    BY: /s/ Anthony E. Meyer
   ----------------------------------          -------------------------------
         (Signature)                                      (Signature)
Name & Title: William R. Jones; Director    Name & Title: Anthony E. Meyer,
Date:                                       Director
                                            Date:

The Plan (N/A)